Exhibit 19.3


  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


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  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               1

  I. ORIGINAL DEAL PARAMETERS
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,799,999,995.78              162,770

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $572,600,000.00         3.461%                      May 15, 2002
   Class A-2 Notes                                                  842,000,000.00         3.710%                September 15, 2003
   Class A-3 Notes                                                  970,000,000.00         4.310%                     June 15, 2005
   Class A-4 Notes                                                  191,710,000.00         4.720%                 December 15, 2005
   Class B Notes                                                     81,419,000.00         5.010%                    March 15, 2006
   Class C Certificates                                              54,240,000.00         5.410%                      May 15, 2006
   Class D Certificates                                              54,240,000.00         7.000%                  January 15, 2008
                                                                     -------------
      Total                                                      $2,766,209,000.00


  II. COLLECTIONS

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $15,524,282.31               $31,463.05          $15,555,745.36
  Repurchased Loan Proceeds Related to Interest                           6,983.43                     0.00                6,983.43
                                                                          --------                     ----                --------
      Total                                                         $15,531,265.74               $31,463.05          $15,562,728.79

  Servicer Advances:
  Principal Advances                                                         $0.00               $91,115.09              $91,115.09
  Interest Advances                                                   2,935,303.96                 7,318.64            2,942,622.60
                                                                      ------------                 --------            ------------
      Total                                                          $2,935,303.96               $98,433.73           $3,033,737.69

  Principal:
  Principal Collections                                             $64,052,962.84              $577,462.81          $64,630,425.65
  Prepayments in Full                                                31,573,746.31               392,383.53           31,966,129.84
  Prepayments in Full Due to Administrative Repurchases                       0.00                 2,766.20                2,766.20
  Repurchased Loan Proceeds Related to Principal                      1,759,740.89                     0.00            1,759,740.89
  Payahead Draws                                                              0.00                34,877.03               34,877.03
                                                                              ----                ---------               ---------
      Total                                                         $97,386,450.04            $1,007,489.57          $98,393,939.61

  Liquidation Proceeds                                                                                                   $25,543.99
  Recoveries from Prior Month Charge-Offs                                                                                      0.00
                                                                                                                               ----
      Total Principal Collections                                                                                    $98,419,483.60

  Principal Losses for Collection Period                                                                                 $73,397.13
  Total Regular Principal Reduction                                                                                  $98,558,451.83

  Total Collections                                                                                                 $117,015,950.08


  III. FUNDS AVAILABLE FOR DISTRIBUTION

  Total Collections                                                                                                 $117,015,950.08
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
                                                                                                                               ----
      Total                                                                                                         $117,015,950.08

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               1

  IV. DISTRIBUTIONS
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,333,333.33        $2,333,333.33                $0.00
   Amount per $1,000 of Original Balance               0.84                 0.84                 0.00


                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                    $1,431,277.32        $1,431,277.32               $0.00                $0.00               $0.00
   Class A2 Notes                     1,995,773.89         1,995,773.89                0.00                 0.00                0.00
   Class A3 Notes                     2,671,002.78         2,671,002.78                0.00                 0.00                0.00
   Class A4 Notes                       578,112.16           578,112.16                0.00                 0.00                0.00
   Class B Notes                        260,608.65           260,608.65                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $6,936,774.80        $6,936,774.80               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $187,474.53          $187,474.53               $0.00                $0.00               $0.00
   Class D Certificates                 242,573.33           242,573.33                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $430,047.86          $430,047.86               $0.00                $0.00               $0.00


  Total Note and Cert. Interest:     $7,366,822.66        $7,366,822.66               $0.00                $0.00               $0.00

  Total Available for Principal Distribution$107,315,794.09

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount       40,022,264.91
   Regular Principal Distribution Amount    532,577,735.09
                                            --------------
      Principal Distribution Amount        $572,600,000.00

  Noteholder Principal Distributions:
   Class A1 Notes                                       $107,315,794.09
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $107,315,794.09


  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:            $107,315,794.09

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $117,015,950.08
  Total Distribution (incl. Servicing Fee) $117,015,950.08

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               1

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $187.42                   $2.50                  $189.92
  Class A2 Notes                                                 0.00                    2.37                     2.37
  Class A3 Notes                                                 0.00                    2.75                     2.75
  Class A4 Notes                                                 0.00                    3.02                     3.02
  Class B Notes                                                  0.00                    3.20                     3.20
                                                                 ----                    ----                     ----
      Total Notes                                              $40.38                   $2.61                   $42.99


  Class C Certificates                                          $0.00                   $3.46                    $3.46
  Class D Certificates                                           0.00                    4.47                     4.47
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $3.96                    $3.96

  Total Notes and Certificates:                                $38.80                   $2.66                   $41.46

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,657,729,000.00       1.0000000                $2,550,413,205.91       0.9596212
  Class A1 Notes                              572,600,000.00       1.0000000                   465,284,205.91       0.8125816
  Class A2 Notes                              842,000,000.00       1.0000000                   842,000,000.00       1.0000000
  Class A3 Notes                              970,000,000.00       1.0000000                   970,000,000.00       1.0000000
  Class A4 Notes                              191,710,000.00       1.0000000                   191,710,000.00       1.0000000
  Class B Notes                                81,419,000.00       1.0000000                    81,419,000.00       1.0000000
  Class C Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
  Class D Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,766,209,000.00       1.0000000                $2,658,893,205.91       0.9612047



  Portfolio Information
  Weighted Average Coupon (WAC)                         7.91%                                           7.94%
  Weighted Average Remaining Maturity (WAM)             47.10                                           46.38
  Remaining Number of Receivables                     198,713                                         195,004
  Portfolio Receivable Balance              $2,799,999,995.78                               $2,701,441,543.95

  VII. OVERCOLLATERALIZATION INFORMATION
  Specified Overcollateralization Amount                                                                     $13,014,415.46
  Specified Credit Enhancement Amount                                                                        $27,014,415.44
  Yield Supplement Overcollateralization Amount                                                              $83,734,808.86
  Target Level of Overcollateralization                                                                      $96,749,224.32

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  Beginning Reserve Account Balance                                                                          $13,999,999.98
  Specified Reserve Account Balance                                                                           13,999,999.98
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             13,999,999.98
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $13,999,999.98
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               1

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

  Liquidation Proceeds                                                                                                   $25,543.99
  Recoveries from Prior Month Charge-Offs                                                                                     $0.00
  Total Losses for Collection Period                                                                                     $80,525.16
  Charge-off Rate for Collection Period (annualized)                                                                          0.02%
  Cumulative Net Losses for all Periods                                                                                  $54,981.17


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,607                $22,409,408.91
  61-90 Days Delinquent                                                                             9                   $131,618.14
  91-120 Days Delinquent                                                                            3                    $41,631.95
  Over 120 Days Delinquent                                                                          0                         $0.00

  Repossesion Inventory                                                                            20                   $310,249.81


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0000%
  Current Collection Period                                                                                                 0.0240%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0000%
  Current Collection Period                                                                                                 0.0062%
  Three Month Average                                                                                                       0.0000%

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                    August, 2001
  Distribution Date                                                                                                         9/17/01
  Transaction Month                                                                                                               1

  Worksheet Information

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                                   $0.00                         $0.00
  New Advances                                                                           2,906,559.63                     98,317.55
  Servicer Advance Recoveries                                                                    0.00                          0.00
                                                                                                 ----                          ----
  Ending Servicer Advances                                                              $2,906,559.63                    $98,317.55

  Current Month Interest Advances for Prepaid Loans                                        $28,744.33                       $116.18

  Payahead Account
  Beginning Payahead Account Balance                                                                                    $131,364.42
  Additional Payaheads                                                                                                   431,368.80
  Payahead Draws                                                                                                         429,971.45
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                       $132,761.77



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